ONCOCYTE ANNOUNCES DEFINITIVE AGREEMENT TO ACQUIRE RAZOR GENOMICS

Acquisition of Razor’s treatment stratification test will broaden OncoCyte’s capabilities to include the management of early-stage lung cancer

In a published study of individuals identified as high risk by the Razor test and treated with chemotherapy, the five-year disease-free survival rate was 92%, compared to 49% in untreated high-risk patients

Recent positive coverage decision by the Centers for Medicare and Medicaid Services (CMS) accelerates path to commercialization and secures reimbursement for ~70% of eligible patients

ALAMEDA, Calif., September 5, 2019 — OncoCyte Corporation (NYSE American: OCX), a developer of novel tests for the early diagnosis and management of lung cancer, today announced that it has entered into a definitive agreement to acquire Razor Genomics. An initial closing at which OncoCyte will acquire shares of Razor preferred stock representing 25% of the outstanding equity of Razor, is expected to close by the end of September, subject to customary and other closing conditions. OncoCyte will have the option to acquire the balance of the outstanding shares of Razor common stock from Razor’s shareholders (the “Purchase Option”).

Razor’s CLIA-certified treatment stratification test (the “Razor test”) has been rigorously validated to identify early-stage lung cancer patients who are at high-risk versus low-risk of death within five years following surgical resection. The Razor test enables the identification of lung cancer patients at high risk for recurrence and allows them to be treated at a time when their cancer can still be responsive to adjuvant chemotherapy. Importantly, the recent decision by Centers for Medicare and Medicaid Services Molecular Diagnostic Services Program (“CMS”) to recommend coverage for the Razor test is a significant inflection point for OncoCyte and accelerates the path to becoming a commercial stage company.

“Notwithstanding recent advancements in treatment, lung cancer remains a leading cause of cancer death. Approximately 30% of patients with surgically removed early stage lung cancer recur and over half of those that recur die within five years of surgery,” said Ron Andrews, Chief Executive Officer of OncoCyte. “The addition of the Razor treatment stratification test for patients diagnosed with early stage lung cancer is a perfect downstream complement to our proprietary DetermaVu™ liquid biopsy test that we are developing to help manage CT-identified lung nodules and thereby facilitate the early diagnosis of lung cancer. The Razor test enables us to address an adjacent critical decision point that physicians and patients face during the lung cancer treatment journey that today remains unmet. There are many such decision points along this care continuum, and this transaction is a significant step forward for OncoCyte as we work to build a comprehensive diagnostic content company serving the needs of lung cancer patients across disease stages, from early diagnosis all the way through recurrence monitoring and beyond.”

“Importantly, the Razor test is extensively validated and has been published in prestigious medical journals such as Lancet and the Journal of the American Medical Association. CMS’s recent proposed positive coverage decision to provide reimbursement reflects the clinical utility of the test and, we believe, will drive broad test adoption. There remain many significant unmet needs in the detection and treatment of lung cancer, and we are poised to occupy a leading position in providing molecular tests that can improve outcomes for lung cancer patients,” Mr. Andrews concluded.

In a published clinical utility study, the five-year disease-free survival rate was 92% for individuals identified as high risk by the Razor test and treated with chemotherapy, compared to 49% in untreated high-risk patients. Similarly, individuals identified as low risk by the Razor test had a 5-year disease free survival of 94% without the use of chemotherapy. In this study, the test demonstrated higher accuracy at discriminating between high and low risk patients than current National Comprehensive Cancer Network® (NCCN) guideline criteria for risk assessment.

In another published survey of physicians who ordered the test, approximately one in three physicians changed their treatment decision based on the results of the Razor test.

“The current staging system for lung cancer is not adequate and misses high risk patients who could benefit from chemotherapy,” noted Dr. David M. Jablons, Professor and Chief of General Thoracic Surgery at the University of California San Francisco Medical Center. “The Razor treatment stratification test has been shown to improve the identification of high-risk patients over conventional staging, and when given chemo, these high-risk patients had a profound improvement in survival. In fact, a new staging approach that incorporates the Razor test has now been published in Journal of Thoracic Oncology.”

Principal Transaction Terms:

Upon closing, OncoCyte will make a cash payment of $10 million for an initial 25% equity interest in the form of Razor preferred stock. OncoCyte will pay an additional $1 million milestone resulting from the positive CMS coverage decision recently received.

In addition, the selling shareholders of Razor are eligible to receive an additional $10 million in cash and $5 million of OncoCyte common stock, or shares of common stock and cash in certain circumstances, for all remaining shares of Razor upon the achievement of certain clinical trial milestones. Upon achievement of a clinical trial milestone, Razor’s shareholders are eligible to receive up to $3 million of OncoCyte common stock, or shares of common stock and cash in certain circumstances, and upon the achievement of an additional CMS coverage milestone, Razor’s parent company is entitled to receive a $4 million cash payment from OncoCyte.

Razor will reserve $4 million of the initial $10 million payment from our purchase of the preferred stock for use in financing a supplemental clinical trial of the Razor test. OncoCyte has agreed to pay future clinical trial costs in excess of that $4 million reserve, subject to ceilings under a clinical trial budget.

Conference Call Information:

OncoCyte management will host a conference call and webcast today, September 5, at 10:00am ET. To access the call and webcast, please use the information below:

Dial in (US): 877-407-9716

Dial-in (International): 201-493-6779

Webcast: http://public.viavid.com/index.php?id=136037

About Razor Genomics

Razor Genomics’ innovative test is a gene expression panel that provides oncologists with rapid, accurate and actionable information about their patients. The Razor test focuses on molecular stratification of lung cancer matching the patient to the appropriate therapy to improve patient outcomes. The Razor test’s unique algorithm aggregates genomic information and has been validated in numerous clinical trials advancing Razor’s understanding of the etiology and novel treatment targets for cancer.

About OncoCyte Corporation

OncoCyte is focused on the development and commercialization of novel diagnostic tests for the early diagnosis and management of cancer, when it is most curable. OncoCyte is developing a proprietary liquid biopsy designed to assess the immune system’s response to lung cancer at its earliest stages. The first application of this technology is DetermaVu™, a blood test in development to aid in the diagnosis of lung cancer and potentially reduce the need for risky and costly diagnostic procedures such as invasive lung biopsies.

OncoCyte Forward Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) are forward-looking statements. These statements include those pertaining to the time to complete and the results of OncoCyte’s ongoing CLIA Validation study of DetermaVu™, the closing of our planned acquisition of Razor and the Razor test, implementation and results of research, development, clinical trials and studies, commercialization plans, future financial and/or operating results, and future opportunities for OncoCyte, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of our third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, the need and ability to obtain future capital, maintenance of intellectual property rights, and the need to obtain third party reimbursement for patients’ use of any diagnostic tests we commercialize. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of OncoCyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in OncoCyte’s Securities and Exchange Commission filings, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. OncoCyte undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contacts

Bob Yedid

LifeSci Advisors, LLC

646-597-6989

bob@lifesciadvisors.com

Media Contact

Andrew Mielach

LifeSci Public Relations, LLC

646-876-5868

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